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                                                                    EXHIBIT (21)


                           DIXIE NATIONAL CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT
                            AS OF DECEMBER 31, 1995

                                                                          PERCENTAGE OF
                                                                           OUTSTANDING
                                                        PLACE OF           STOCK HELD
NAME OF SUBSIDIARY                                    INCORPORATION       BY REGISTRANT
- ------------------                                    -------------       -------------
Executive Capital Corporation                          Mississippi            100%

Vanguard, Inc.                                         Mississippi            100%





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